EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2022, relating to the financial statements of Ensign Group, Inc. (Ensign or the “Company”) and the effectiveness of Ensign's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Ensign for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

October 26, 2022